UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 21, 2005

SUNGARD® DATA SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12989	51-0267091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 East Swedesford Road, Wayne, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: 484-582-2000

                                             Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 21, 2005, certain domestic subsidiaries of SunGard Data Systems Inc. (the “Company”) became participants in the Company’s principal receivables facility (the “long-term receivables facility”). In connection with such transaction, the agreements governing the long-term receivables facility were amended to, among other things, increase the aggregate availability under the long-term receivables facility from $375.0 million to a maximum amount of $450.0 million and change certain other terms thereof, and the Company terminated its transitional receivables facility (which had provided an amount of funding up to a maximum of $375.0 million less the amount of funding under the long-term receivables facility). The aggregate availability under the long-term receivables facility of $450.0 million is subject to the amount of eligible receivables and satisfaction of other customary conditions. The increase in available funding under the long-term receivables facility will be used for general corporate purposes. After giving effect to the foregoing transactions as of December 21, 2005, the Company had approximately $450.0 million of available funding under this facility, of which $385.0 million was outstanding based on the amount of eligible receivables and the applicable advance rates.

Each of the Company’s participating subsidiaries, JPMorgan Chase Bank, N.A., Citicorp North America, Inc., Deutsche Bank AG, New York Branch, certain other lenders and Financial Guaranty Insurance Company is a party to one or more of the agreements governing the long-term receivables facility and the transitional receivables facility. JPMorgan Chase Bank, N.A., its affiliates and affiliates of Citicorp North America, Inc. and Deutsche Bank AG, New York Branch are lenders or initial purchasers in the financing transactions for the Company’s merger into Solar Capital Corp. which closed on August 11, 2005.

The long-term receivables facility has been structured in a manner that will qualify it for off-balance sheet treatment.

Item 1.02    Termination of a Material Definitive Agreement.

In connection with the transaction described in Item 1.01 above, the Company terminated the following agreements governing its transitional receivables facility:

Bridge First Step Receivables Purchase Agreement, dated as of August 11, 2005, by and among Certain Subsidiaries of SunGard Data System Inc., as Sellers and SunGard Financing LLC.

Bridge Second Step Receivables Purchase Agreement, dated as of August 11, 2005, by and among SunGard Financing LLC, as Transferor, and SunGard Funding II LLC, as the Transferee.

Bridge Receivables Credit Agreement, dated as of August 11, 2005, among SunGard Funding II LLC, as the Borrower, the Persons Party thereto as Conduit Lenders, Committed Lenders and Funding Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.

Bridge Receivables Facility Performance Undertaking, dated as of August 11, 2005, executed by SunGard Data Systems Inc. in favor of SunGard Financing LLC, together with its successors and assigns, including JPMorgan Chase Bank, N.A., as Administrative Agent on behalf of the Lenders.

Bridge Receivables Facility Security Agreement, dated as of August 11, 2005, among SunGard Funding II LLC, as Grantor and JPMorgan Chase Bank, N.A., as Collateral Agent.

Bridge Receivables Facility Collection Agent Agreement, dated as of August 11, 2005, by and between SunGard Data Systems Inc., as Collection Agent, and SunGard Funding II LLC.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

10.1:	Amendment No.1, dated as of December 21, 2005, to Insured Receivables Credit Agreement, dated as of August 11, 2005, by and among SunGard Funding LLC as the Borrower, the Persons Party thereto as Conduit Lenders, Committed Lenders and Funding Agents, Financial Guaranty Insurance Company as Insurer and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: December 22, 2005	By:	/s/ Michael J. Ruane

Michael J. Ruane
Senior Vice President-Finance and
Chief Financial Officer

EXHIBIT INDEX

The following is a list of Exhibits furnished with this report.

Exhibit No.	Description

10.1:	Amendment No.1, dated as of December 21, 2005, to Insured Receivables Credit Agreement, dated as of August 11, 2005, by and among SunGard Funding LLC as the Borrower, the Persons Party thereto as Conduit Lenders, Committed Lenders and Funding Agents, Financial Guaranty Insurance Company as Insurer and JPMorgan Chase Bank, N.A., as Administrative Agent.